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                                                                     EXHIBIT 5.1




                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION           JOHN ARNOT WILSON
                               650 PAGE MILL ROAD                   RETIRED



                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                February 2, 1998


ENTEX Information Services, Inc.
6 International Drive
Rye Brook, New York 10573-1058

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 2, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,149,310 shares of your Common Stock under the ENTEX Holdings, Inc. 1996 Stock Option Plan, the ENTEX Information Services, Inc. 1996 Stock Option Plan, the 1996 Performance Incentive Plan and the 1996 Non-Employee Director Stock Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans and compensation agreements are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.



                                           Very truly yours,

                                           /s/ WILSON SONSINI GOODRICH & ROSATI

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation